                                                                      EXHIBIT 11

                           RHONE-POULENC RORER INC.
                   COMPUTATION OF EARNINGS PER COMMON SHARE
            (Dollars and shares in millions except per share data)

                                                                                Years Ended December 31,
                                                                 -----------------------------------------------------
                                                                            1995                        1994
                                                                 -------------------------   -------------------------
                                                                                                     Restated
                                                                         Pro Forma                   Pro Forma
                                                                   Dollars      Per Share      Dollars      Per Share
                                                                 -----------   -----------   -----------   -----------
NET INCOME PER SHARE, PRIMARY:
Net income before preferred dividends........................    $  356.5                    $  367.1
Less:  Dividends on preferred stock..........................       (18.7)                      (19.2)
                                                                 -----------                 -----------
Net income available to common shareholders..................       337.8                       347.9

Pro forma adjustments for interest and preferred dividends,
    net of tax effects.......................................        (1.6)                       (9.1)
                                                                 -----------                 -----------
Net income available to common shareholders, pro forma.......    $  336.2      $   2.50         338.8      $   2.50
                                                                 ===========   ===========   ===========   ===========
Average common shares outstanding............................       134.2                       135.3
                                                                 ===========                 ===========

NET INCOME PER SHARE, FULLY DILUTED:
Net income before preferred dividends........................    $  356.5                    $  367.1
Less:  Dividends on preferred stock..........................       (18.7)                      (19.2)
                                                                 -----------                 -----------
Net income available to common shareholders..................       337.8                       347.9

Pro forma adjustments for interest and preferred dividends,
    net of tax effects.......................................        (1.6)                       (9.1)
                                                                 -----------                 -----------
Net income available to common shareholders, pro forma.......    $  336.2      $   2.50      $  338.8      $   2.50
                                                                 ===========   ===========   ===========   ===========
Average common shares outstanding............................       134.2                       135.3
Shares contingently issuable for stock plan..................          .5                          .3
                                                                 -----------                 -----------
Average common shares outstanding, assuming full dilution....       134.7                       135.6
                                                                 ===========                 ===========

                                                                 -------------------------
                                                                            1993
                                                                 -------------------------
                                                                   Dollars      Per Share
                                                                 -----------   -----------
NET INCOME PER SHARE, PRIMARY:
Net income before preferred dividends........................    $  421.1
Less:  Dividends on preferred stock..........................       (12.4)
                                                                 -----------
Net income available to common shareholders..................    $  408.7      $   2.96
                                                                 ===========   ===========
Pro forma adjustments for interest and preferred dividends,
    net of tax effects.......................................

Net income available to common shareholders, pro forma.......

Average common shares outstanding............................       138.2
                                                                 ===========

NET INCOME PER SHARE, FULLY DILUTED:
Net income before preferred dividends........................       421.1
Less:  Dividends on preferred stock..........................       (12.4)
                                                                 -----------
Net income available to common shareholders..................    $  408.7      $   2.94
                                                                 ===========   ===========
Pro forma adjustments for interest and preferred dividends,
    net of tax effects.......................................

Net income available to common shareholders, pro forma.......

Average common shares outstanding............................       138.2
Shares contingently issuable for stock plan..................          .7
                                                                 -----------
Average common shares outstanding, assuming full dilution....       138.9
                                                                 ===========

This calculation is submitted in accordance with the regulations of the Securities and Exchange Commission although not required by APB Opinion No. 15 because it results in dilution of less than 3 percent in all years presented.